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                                   AGREEMENT

         This Agreement (the "Agreement") dated September 17, 1996 is by and between Allied Waste Industries, Inc., a Delaware corporation ("Allied"), TPG Partners, L.P., a Delaware limited partnership ("TPG") and TPG Parallel I, L.P., a Delaware limited partnership ("TPG Parallel").

         WHEREAS, Allied and TPG have entered into the Securities Purchase Agreement (the "TPG Agreement") dated October 27, 1994 (the "TPG Agreement") which provides for the purchase (the "Purchase") of 11,709,602 shares of Allied's common stock, par value $0.01 per share (the "Common Stock"), by TPG and TPG Parallel.

         WHEREAS, the Purchase was closed on January 30, 1995 and certain covenants set forth in the TPG Agreement remain in effect.

         WHEREAS, Allied and TPG desire to amend certain provisions of the TPG Agreement and enter into other agreements set forth herein, all conditioned upon the closing (the "Closing") of the transactions set forth in the Stock Purchase Agreement by and between Allied and Polaris Inc., among others, dated September 17, 1996 (the "Polaris Agreement").

         NOW, THEREFORE, in consideration of the foregoing, Allied, TPG and TPG Parallel hereby agree as follows:

1.       AGREEMENTS REGARDING THE TPG AGREEMENT.

                 (a) TPG agrees that the consummation of the transactions contemplated by the Polaris Agreement, including any schedule or exhibit thereto, shall not constitute a "Change of Control" as defined in Section 1.3(c)(iv) of the TPG Agreement.

                 (b) Upon the occurrence of the Closing and the election of the Board of Directors contemplated by Section 2, below:

                          (i) The last sentence of Section 4.2(a) is hereby amended to read as follows in its entirety:

                                  The Purchaser shall be entitled to three demands pursuant to this Section 4.2(a).

                          (ii) the following sentence is added at the end of paragraph (a) of Section 4.2 of the TPG
                                  Agreement:

                                  If, in the case of an underwritten public
                                  offering of Shares or Exercise Shares
                                  registered pursuant to this Section 4.2(a),
                                  the
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                                  managing underwriter therefor concludes in
                                  its reasonable judgment that the number of shares to be registered would materially adversely affect such offering, the number of Shares and Exercise Shares to be registered, together with the number of shares of Common Stock or other securities proposed to be registered by other Persons shall be reduced. In such event, the Shares and Exercise Shares registered pursuant to this Section 4.2(a) shall have priority and no Shares or Exercise Shares shall be so reduced until all shares of Common Stock proposed to be registered by any other Person have been entirely eliminated;

                          (iii) the last sentence of Section 6.2 of the TPG Agreement shall be amended to read as follows in its entirety:

                                  The terms of this Section 6.2 shall terminate upon the earlier to occur of (x) the fifth anniversary of the Closing Date or (y) if, at any time, Texas Pacific Group, TPG Partners, L.P., TPG Parallel I, L.P., and their respective Affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) own less than either: (i) securities of the Company representing 6.5% of the Common Stock outstanding from time to time (calculated on a fully diluted basis) or (ii) 5,888,637 shares of the Common Stock;

                          (iv)    the second proviso of the first sentence of
                                  Section 6.2 is hereby amended to read as follows in its entirety:

                                  provided further, however, that the foregoing covenant will expire on the occurrence of any of the following: (i) the making of an offer or proposal by a Person that would result in a Change of Control; (ii) the failure of any TPG Designee (as defined in the Agreement between the Purchaser and the Company dated September 17, 1996) to be nominated by the Company to the Company's Board of Directors; or (iii) a breach by the Company of the covenants contained in Article IV hereof.

                          (v) Section 7.3 of the TPG Agreement is hereby deleted in its entirety;

                 (c) Except as set forth in this Agreement, the TPG Agreement shall remain in full force and effect.





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         2.      AGREEMENT.  Allied, TPG and TPG Parallel agree as follows:

                 (a) Allied agrees to nominate for election to its Board of Directors three representatives designated by TPG ("TPG's Designees"), one of whom may be an Affiliate of TPG and two of whom will not be Affiliates of TPG. All TPG Designees must be acceptable to Allied, which approval will not be unreasonably withheld. Allied agrees that John M. Lewis and William K. Reilly are acceptable as initial TPG Designees of TPG. All TPG Designees will be compensated at a level commensurate with the compensation of Allied's outside directors. The TPG Designees shall be nominated by Allied for election at each annual meeting of Allied's stockholders, subject to the termination of this provision as set forth below. Upon election to the Board of Directors, the TPG Designees will enjoy service on the various committees of the Board of Directors commensurate with the number of Board seats held by TPG Designees as well as one seat on the newly formed Nominating Committee.

                 (b) Effective as of the Closing, Allied will amend its bylaws to provide that the board of directors of Allied (the "Board of Directors") will have 12 members, and will use its best efforts to cause as soon as practicable after the Closing the members of the Board of Directors to be Roger A. Ramsey, Thomas H. Van Weelden, Nolan Lehman, Alan B. Shepard, James G. Coulter, John M. Lewis, William K. Reilly, two members nominated by Polaris (the "Polaris Nominees") that are reasonably acceptable to Allied, and three new outside directors (the "New Directors") to be selected by a nominating committee of the Board of Directors comprised of Roger A. Ramsey, James G. Coulter and Alan B. Shepard. The New Directors shall be acceptable to TPG, in its sole discretion. Subsequent nominees to the Board of Directors (other than the TPG Designees) shall not be subject to approval by TPG. If any duly elected TPG Designee fails to complete his term, TPG may designate a new TPG Designee that is reasonably acceptable to Allied to replace such TPG Designee.

                 (c) TPG and TPG Parallel agree to cause all Allied securities beneficially owned by them or their affiliates to be present at all stockholder meetings called by the Board of Directors of Allied so that they may be counted for the purpose of determining the presence of a quorum at such meetings.

                 (d) The provisions of this Section 2 shall terminate if, at any time, Texas Pacific Group, TPG Partners, L.P., TPG Parallel I, L.P. and their respective Affiliates own less than either: (i) securities of the Company representing 6.5% of the Company's Common Stock outstanding from time to time (calculated on a fully diluted basis) or (ii) 5,888,637 shares of Common Stock.





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         IN WITNESS WHEREOF, Allied, TPG and TPG Parallel have duly executed this Agreement as of the first date written above.


                                        ALLIED WASTE INDUSTRIES, INC.


                                        By:         /s/ Roger A. Ramsey
                                            -----------------------------------
                                        Name:       Roger A. Ramsey
                                              ---------------------------------
                                        Title:      Chief Executive Officer
                                               --------------------------------



                                        TPG PARTNERS, L.P.
                                        By TPG GenPar, L.P., general partner
                                        By TPG Advisors, Inc., general partner


                                        By:         /s/ James J. O'Brien
                                            -----------------------------------
                                        Name:       James J. O'Brien
                                              ---------------------------------
                                        Title:      Vice President
                                               --------------------------------



                                        TPG PARALLEL I, L.P.
                                        By TPG GenPar, L.P., general partner
                                        By TPG Advisors, Inc., general partner


                                        By:         /s/ James J. O'Brien
                                            -----------------------------------
                                        Name:       James J. O'Brien
                                              ---------------------------------
                                        Title:      Vice President
                                               --------------------------------





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